Gary R. Henrie

Attorney at Law

Licensed and the States of Utah and Nevada

486 W. 1360 N.	Telephone: 801-310-1419
American Fork, UT 84003	e-mail: grhlaw@hotmail.com

November 2, 2015

Blue Sky Media Corporation

233 S. Sharon Amity Rd., Suite 201

Charlotte, NC 28211

Re:	Blue Sky Media Corporation, Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as securities counsel for Blue Sky Media Corporation, a Wyoming corporation (the “Company”), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offering of 2,129,579 shares of the Company’s common stock by selling stockholders that underlie the conversion of convertible promissory notes.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; and (d) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 2,129,579 shares of common stock to be issued upon the conversion of convertible promissory notes and upon resolution by the board of directors directing the issuance thereof will be legally issued, fully paid and non-assessable. This opinion is based on Wyoming general corporate law, all applicable Wyoming statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie
Gary R. Henrie, Esq.

Gary R. Henrie

Attorney at Law

Licensed and the States of Utah and Nevada

486 W. 1360 N.	Telephone: 801-310-1419
American Fork, UT 84003	e-mail: grhlaw@hotmail.com

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie
Gary R. Henrie, Esq.